UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

SEGMENTZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49606	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18302 Highwoods Preserve Parkway, Suite 100, Tampa, FL 33647

(Address of principal executive offices – zip code)

(813) 989-2232

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 5.02 ELECTION OF DIRECTOR OR PRINCIPAL OFFICER AND DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICER

Mr. Allan Marshall has tendered his resignation as Chairman and Chief Executive Officer of the Company. He will remain as a member of the Board of Directors, assisting the Company with the transitioning of its ongoing merger and acquisition strategy. The Company’s Board of Directors will assume a more active role in the management of the Company on an interim basis, until a permanent Chief Executive Officer is retained. Jim Martell has been elected as the Company’s Chairman of the Board of Directors.

Mr. Martell, who was appointed to the Segmentz board on January 27, 2005, was the former Chief Executive Officer of SmartMail Services, LLC.

Jennifer Dorris 37, formerly the Chief Financial Officer of SmartMail, LLC., has agreed to join the Board of Directors of Segmentz, replacing Mr. Dennis McCaffrey. Ms. Dorris will chair the Company’s Audit Committee, and assume the role of the Company’s “Independent Financial Expert.” Prior to SmartMail, Ms. Dorris was the Vice President and Controller for WebMD. Ms. Dorris’ background also includes public accounting and she is a CPA licensed in Georgia since 1996. Ms. Dorris holds a M.B.A. in Finance and a B.A. in Accounting from Georgia State University.

Mr. McCaffrey has resigned as the Company’s Chief Operating Officer and a Director and has accepted a different role within the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1    Press release dated April 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: April 26, 2004